                                                                    EXHIBIT 10.7

                       AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT, dated as of July 22, 1999 (the "Amendment"), to the Executive Employment Agreement, dated January 13, 1999, between Cost Plus, Inc., a California corporation, and John Hoffner (the "Employee") (the "Employment Agreement").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the parties hereto desire to amend certain provisions of the Employment Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Amendment of Section 3.  Section 3(a), 3(b) and 3(d) of the Employment
          ----------------------
Agreement (as renumbered by the first amendment to the Employment Agreement) are hereby amended in their entirety to read as follows:

          3.  Severance Benefits.
              ------------------

              (a) Benefits upon Termination.  Except as provided in Section
                  -------------------------
          3(b), if the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2001 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for twelve (12) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

              (b) Benefits upon Termination After a Change of Control.  If
                  ---------------------------------------------------
          after a Change of Control the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2001 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for eighteen (18) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

              (d) Stock Options; Bonus.  Except as otherwise provided for in the
                  --------------------
          Company's 1995 Stock Option Plan or in Executive's stock option agreements,

          Executive shall not be entitled to receive any unvested stock options or partial bonus payments for an incomplete bonus plan year.

     2.   Counterparts.  This Amendment may be signed in any number of
          ------------
counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

     3.   Governing Law.  This Amendment and the rights and obligations of the
          -------------
parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of California.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    COST PLUS, INC.


                                    By:  /s/ Murray Dashe
                                       ----------------------------------
                                         Name:  MURRAY DASHE
                                         Title: Chairman, CEO, & President



                                    JOHN HOFFNER

                                         /s/ John F. Hoffner
                                    -------------------------------------




            SIGNATURE PAGE OF AMENDMENT TO THE EMPLOYMENT AGREEMENT

                                      -2-